UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 22, 2019

Date of Earliest Event Reported: January 17, 2019

000-55218
(Commission file number)

Trxade Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-3673928
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3840 Land O’ Lakes Blvd
Land O’ Lakes, Florida
34639
(Address of principal executive offices)

800-261-0281
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On 17 January 2019, Trxade Group, Inc., a Delaware corporation (“Trxade”) and Alliance Pharma Solutions, LLC, a Delaware limited liability company and wholly-owned subsidiary of Trxade (hereafter “Alliance,” with Alliance and Trxade referred to collectively herein as the “Trxade Parties”) entered into a transaction, effective as of 1 January 2019, with PanOptic Health, LLC, a Delaware limited liability company (“PanOptic”) to: (1) create a new entity, SyncHealth MSO, LLC, owned by Alliance and PanOptic and governed pursuant to an “Operating Agreement,” and to which Alliance and PanOptic contributed assets and undertook certain obligations to perform for the benefit of SyncHealth pursuant to a “Contribution Agreement;” (2) integrate the Trxade Parties’ pharmacy network, logistics services and DelivMeds application with PanOptic’s proprietary E-Hub prescription management application pursuant to a “Technology Integration Agreement;” (3) provide for the transfer of SyncHealth equity membership units (“Units”) from PanOptic to Alliance over time, at the conclusion of which Alliance will, at its option, own 100% of the SyncHealth Units, and to also provide for the issuance of Trxade unregistered shares of common stock (“Stock”) to PanOptic if certain sales revenue covenants are met, pursuant to a “Letter Agreement” and a “Subscription Agreement;” (4) obligate Alliance to contribute $250,000 to SyncHealth to provide working capital pursuant to the Letter Agreement and the Operating Agreement; and (5) define the voting rights of PanOptic pursuant to a “Shareholder Agreement.” The Contribution Agreement, Technology Integration Agreement, Operating Agreement, Shareholder Agreement, Subscription Agreement and Letter Agreement, included herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and all exhibits and schedules thereto, are referred to collectively as the “Transaction Documents.”

PanOptic has represented and warranted to the Trxade Parties that it owns certain proprietary software application known as “E-Hub” related to script generation, pharmacy benefit, supply-chain, audit and workflow management for pharmacies. Trxade’s goal in integrating the E-Hub application with the Trxade Parties’ network of pharmacies and other operations is to transform & revolutionize Trxade into an integrated software solution focused on connecting disassociated healthcare systems related to pharmacy services. The new integrated offering is intended to provide greater efficiency and timely care delivery for patients after their visit to a healthcare provider.

The terms and conditions of the Transaction Documents include, without limitation, the following:

Pursuant to the Contribution Agreement (Exhibit 10.1), without limitation, PanOptic contributed the E-Hub intellectual property and the operational personnel and infrastructure for SyncHealth; Alliance provided $250,000 in working capital, administrative and support personnel as well as access to the Trxade Parties’ network, logistics services and the DelivMeds application.

Pursuant to the Technology Integration Agreement (Exhibit 10.2), PanOptic and Trxade agreed to, without limitation, cross license intellectual property and goodwill to integrate the E-Hub application with the Trxade Parties’ goods and services in order to effectuate the transformational goals of Trxade referenced in the narrative above.

Pursuant to the Operating Agreement (Exhibit 10.3), initially PanOptic owns 70% of SyncHealth and Alliance owns 30%; however, pursuant to the Letter Agreement, PanOptic will transfer to Alliance an additional 6% of the SyncHealth Units on 1 May 2019, an additional 6% on 1 August 2019, an additional 7% on 1 November 2019 and, at Alliance’s option, the 51% balance on 31 January 2020.

Pursuant to the Letter Agreement (Exhibit 10.6) and the Subscription Agreement (Exhibit 10.5), and subject to PanOptic and SyncHealth meeting all of the revenue covenants discussed below, Trxade will issue in January 2020 to PanOptic a maximum total of 14,776,638 shares of Common Stock of Trxade. If some revenue covenants are met but not others, Trxade will issue to PanOptic a reduced number of shares based on the period of time in which the revenue covenants were discharged. The revenue covenants are based on the gross sales revenue ranging from $5,000,000 to $50,000,000 that the Trxade Parties are able to recognize on a GAAP basis through the calendar year 2019 that result from the transactions contemplated by the Transaction Documents, and the Letter Agreement also provides for lower thresholds which, if met, will result in reduced pro rata issuance of Trxade Common Stock.

Pursuant to the Subscription Agreement (Exhibit 10.5), the Trxade Common Stock issuable to PanOptic pursuant to the Transaction Documents will be, if issued, unregistered and the Transaction Documents do not provide PanOptic with registration rights.

Under the Letter Agreement Trxade may, if certain gross revenue goals are not met, purchase the 51% balance of SyncHealth Units in exchange for an additional (if applicable) 2,652,217 shares of Trxade Common Stock, and the Letter Agreement provides for put and call rights for each party in the even the other party is in breach of its obligations under the Transaction Documents, or, in the case of Alliance, if SyncHealth undergoes a material adverse change in the reasonable discretion of Alliance.

The Letter Agreement further provides for Alliance’s contribution of working capital over time, which totals in the aggregate $250,000, as referenced above.

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Pursuant to the Shareholder Agreement (10.4), PanOptic has agreed to vote all of its shares of Stock for Suren Ajjarapu and Prashant Patel (the current directors) and the two or three independent designee directors, as determined by the Founder Directors (Mr. Ajjarapu and Mr. Patel).

The Transaction Documents include certain customary representations, warranties and covenants on the part of the Trxade Parties and PanOptic. The representations and warranties of the parties in the Transaction Documents (i) have been made solely for the benefit of the other parties to the Transaction Documents, and were not intended to be, and should not be, relied upon by any person other than such parties, including shareholders of Trxade; (ii) should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; (iii) in some cases have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Transaction Documents, which disclosures are not necessarily reflected in the Transaction Documents; and (iv) may apply standards of materiality in a way that may differ from standards of materiality applied by investors. The Transaction Documents include various other provisions customary for transactions of this nature, including indemnification provisions.

The foregoing is a summary of the material provisions of the Transaction Documents. This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Transaction Documents which are filed as Exhibits 10.1 thorough 10.6 to this Current Report, each of which is incorporated into this Current Report by reference.

Item 3.02	Unregistered Sales of Equity Securities

The issuances of the Trxade common stock under the Subscription Agreement described above shall be exempt from registration pursuant to Section 4(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Act; (c) were non-U.S. persons; and/or (d) were officers or directors of the Company.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Contribution Agreement
10.2	Technology Integration Agreement
10.3	Operating Agreement
10.4	Shareholder Agreement
10.5	Subscription Agreement
10.6	Letter Agreement

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trxade Group, Inc.

By:	/s/ Suren Ajjarapu
Suren Ajjarapu, Chief Executive Officer
Date:	January 22, 2019

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